December 1, 2009

For Immediate Release

UREX SIGNS LETTER OF INTENT WITH URAMERICA FOR THE SALE OF ARGENTINE SUBSIDIARY

December 1, 2009 - Reno, Nevada – Urex Energy Corporation (the “Company” or “Urex”) (OTCBB: URXE) reports that it has signed a Letter of Intent with UrAmerica Ltd of London, U.K. for the sale of the Company’s Argentine subsidiary, United Energy Metals SA (UEM).

The agreement provides for a US$500,000 dollar cash payment to Urex with UrAmerica assuming a maximum liability of US$275,000 for the outstanding UEM debts.

The Company will use the proceeds of the sale to pay down debt and to focus on developing its 100% owned La Jara Mesa Extension uranium property in New Mexico. The La Jara Mesa property is in the process of obtaining exploration drill permits.

About Urex Energy Corporation

Urex Energy Corp. is focused on actively exploring and developing uranium properties in New Mexico.  Urex also owns a 100% interest in the La Jara Mesa Extension uranium property consisting of 137 unpatented mining claims in the Grants Mining District, Cibola County, New Mexico.  The La Jara Mesa Extension property lies adjacent to Laramide Resources Ltd.'s La Jara Mesa deposit.  Between 1950 and 1978 the Grants Mining District produced 270 million pounds of uranium oxide which ranks it as the most prolific uranium district in the United States.

For more information please contact:

Mr. Al Kau, Investor Relations
Toll Free: 888-795-3166
Email: info@urexenergy.com
www.urexenergy.com

Notice Regarding Forward Looking Statements

This news release contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future.

______________________________________________________________________________________________

10580 N. McCarran Blvd., Building 115-208, Reno, NV  USA  89503